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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of HCP, Inc. for the registration of unspecified shares/amounts of common stock, preferred stock, depository shares, debt securities, and warrants and to the incorporation by reference herein of our report dated February 12, 2010 (except for the Consolidated Statement of Income, the Consolidated Statement of Comprehensive Income, the Consolidated Statement of Equity, the Consolidated Statement of Cash Flows, renumbered Note 5 "Dispositions of Real Estate and Discontinued Operations", Note 12 "Commitments and Contingencies", Note 14 "Segment Disclosures", Note 19 "Earnings per Common Share", and "Schedule III: Real Estate and Accumulated Depreciation", as to which the date is July 24, 2012), with respect to the consolidated financial statements and schedules of HCP, Inc. included in its Current Report on Form 8-K dated July 24, 2012 which amends the Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California
July 24, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm